Exhibit 32.1

Certification by the Chief Executive Officer and Chief Financial Officer Relating to a Periodic Report Containing Financial Statements

          I, Jeffrey L. Radke, Chief Executive Officer, and John M. Modin, Chief Financial Officer, of PXRE Group Ltd., a Bermuda company (the “Company”), hereby certify that, based on our knowledge:

          (1)          The Company’s periodic report containing financial statements on Form 10-K for the period ended December 31, 2004 (the “Form 10-K”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934, as amended; and

          (2)          The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of the Company.

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Date: As of March 1, 2005

CHIEF EXECUTIVE OFFICER:	CHIEF FINANCIAL OFFICER:

/s/ JEFFREY L. RADKE	/s/ JOHN M. MODIN

Jeffrey L. Radke	John M. Modin